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                                                                     EXHIBIT 5.1

  BOSTON                      Latham & Watkins                    NEW YORK
 BRUSSELS                     ATTORNEYS AT LAW                NORTHERN VIRGINIA
  CHICAGO                       www.lw.com                      ORANGE COUNTY
 FRANKFURT                                                         PARIS
  HAMBURG                                                         SAN DIEGO
 HONG KONG                                                      SAN FRANCISCO
  LONDON                                                        SILICON VALLEY
LOS ANGELES                                                       SINGAPORE
  MILAN                                                             TOKYO
  MOSCOW                                                        WASHINGTON, D.C.
NEW JERSEY

                                December 3, 2002

                                                            FILE NO. 024896-0010





Allied Waste Industries, Inc.
Allied Waste North America, Inc.
c/o Allied Waste Industries, Inc.
15880 N. Greenway-Hayden Loop
Suite 100
Scottsdale, Arizona 85260


                  Re:      Allied Waste Industries, Inc.: Registration Statement
                           on Form S-3 (Registration No. 333-                 )

Ladies and Gentlemen:

                  In connection with the registration statement on Form S - 3 filed by Allied Waste Industries, Inc., a Delaware corporation ("AWI"), Allied Waste North America, Inc., a Delaware corporation ("AWNA"), AWNA Trust, a Delaware statutory trust (the "Trust"), and the guarantors listed on Schedules A through LL thereto (the "Guarantors" and, together with AWI, AWNA and Trust, the "Registrants"), with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), on December 3, 2002 (File No. 333 - ____) (the "Registration Statement"), you have requested our opinion with respect to the matters set forth below.

                  You have provided us with a draft prospectus (the "Prospectus") which is a part of the Registration Statement. The Prospectus provides that it will be supplemented in the future by one or more supplements to the Prospectus (each, a "Prospectus Supplement"). The Prospectus, as supplemented by various Prospectus Supplements, will provide for the registration by the Registrants of up to $2,000,000,000 aggregate offering price of (i) one or more series of senior, senior subordinated or subordinated debt securities of AWNA (the "Debt Securities"), (ii) one or more series of preferred stock of AWI, par value $.10 per share (the "Preferred Stock"), (iii) shares of common stock of AWI, par value $.01 per share (the "Common Stock"), (iv) shares of Preferred Stock represented by depositary shares (the "Depositary Shares"),
(v) warrants to purchase Debt Securities, Common Stock, Preferred Stock or Depositary Shares (the "Warrants"), (vi) preferred securities of the Trust (the "Trust Preferred Securities"), (vii) stock purchase contracts to purchase Common Stock (the "Stock Purchase Contracts"); and (viii) stock

                53rd at Third - 885 Third Avenue - New York, New
                   York 10022-4802 TELEPHONE: (212) 906-1200 -
                               FAX: (212) 751-4864
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Allied Waste Industries, Inc.
Allied Waste North America, Inc.
December 3, 2002
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purchase units, consisting of Stock Purchase Contracts, Debt Securities and/or
Trust Preferred Securities (the "Stock Purchase Units"). The Debt Securities, Preferred Stock, Common Stock, Depositary Shares, Warrants, Trust Preferred Securities, Stock Purchase Contracts and Stock Purchase Units are collectively referred to herein as the "Securities." The Debt Securities may be issued pursuant to one or more indentures (collectively, the "Indentures") between the Company and a trustee (each, a "Trustee").

                  In our capacity as your counsel in connection with such registration, we are familiar with the proceedings taken and proposed to be taken by the Registrants in connection with the authorization, issuance and sale of the Securities, and for the purposes of this opinion, have assumed such proceedings will be timely completed in the manner presently proposed. In addition, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and instruments, as we have deemed necessary or appropriate for purposes of this opinion.

                  In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies. For purposes of this opinion, we have assumed that proper proceedings in connection with the authorization and issuance of the Securities will be timely and properly completed, in accordance with all requirements of applicable federal and New York laws and the General Corporation Law of the State of Delaware, including statutory and reported decisional law thereunder (the "Delaware GCL"), in the manner presently proposed.

                  As to facts material to the opinions, statements and assumptions expressed herein, we have, with your consent, relied upon oral or written statements and representations of officers and other representatives of the Company and others. In addition, we have obtained and relied upon such certificates and assurances from public officials as we have deemed necessary.

                  We are opining herein as to the effect on the subject transaction only of the federal securities laws of the United States, the internal laws of the State of New York and the Delaware GCL, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware, any other laws, or as to any matters of municipal law or the laws of any local agencies within any state.

                  Subject to the foregoing and the other matters set forth herein, it is our opinion that as of the date hereof:

                  (1) AWI has the authority pursuant to its Certificate of Incorporation, as amended (the "Amended Certificate"), to issue up to 300,000,000 shares of Common Stock. Upon adoption by the Board of Directors of AWI of a resolution in form and content as required by the Delaware GCL and upon issuance and delivery of and payment for such shares in the
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Allied Waste Industries, Inc.
Allied Waste North America, Inc.
December 3, 2002
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manner contemplated by the Registration Statement, the Prospectus and the
related Prospectus Supplement(s) and by such resolution, and when the Registration Statement and any required post-effective amendment thereto and any and all Prospectus Supplement(s) required by applicable laws have all become effective under the Securities Act, and assuming that (i) the terms of such shares as executed and delivered are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), (ii) AWI has a sufficient number of authorized but unissued shares under the Amended Certificate at the time of issuance, (iii) such shares as executed and delivered do not violate any law applicable to AWI or result in a default under or breach of any agreement or instrument binding upon AWI, (iv) such shares as executed and delivered comply with all requirements and restrictions, if any, applicable to AWI, whether imposed by any court or governmental or regulatory body having jurisdiction over AWI and (v) such shares are then issued and sold as contemplated in the Registration Statement, such shares of Common Stock of AWI will be validly issued, fully paid and nonassessable.

                  (2) AWI has the authority pursuant to the Amended Certificate to issue 10,000,000 shares of Preferred Stock. When (a) a series of Preferred Stock has been duly established in accordance with the terms of the Amended Certificate and applicable law, and upon adoption by the Board of Directors of AWI of a resolution in form and content as required by the Delaware GCL and upon issuance and delivery of and payment for such shares in the manner contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and by such resolution, and (b) the Registration Statement and any required post-effective amendment thereto and any and all Prospectus Supplement(s) required by applicable laws have all become effective under the Securities Act, and assuming that (i) the terms of such shares as executed and delivered are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), (ii) AWI has a sufficient number of authorized but unissued shares under the Amended Certificate at the time of issuance, (iii) such shares as executed and delivered do not violate any law applicable to AWI or result in a default under or breach of any agreement or instrument binding upon AWI, (iv) such shares as executed and delivered comply with all requirements and restrictions, if any, applicable to AWI, whether imposed by any court or governmental or regulatory body having jurisdiction over AWI and (v) such shares are then issued and sold as contemplated in the Registration Statement, such shares of such series of Preferred Stock of AWI will be validly issued, fully paid and nonassessable.

                  (3) When (a) the Debt Securities have been duly established in accordance with the applicable Indenture and applicable law, and upon adoption by the Board of Directors of AWNA of a resolution in form and content as required by the Delaware GCL and upon due authentication, execution and delivery by the Trustee of the Debt Securities on behalf of AWNA against payment therefor in the manner contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and by such resolution, and (b) the Registration Statement and any required post-effective amendment thereto and any and all Prospectus Supplement(s) required by applicable laws have all become effective under the Securities Act, and assuming that (i) the terms of the Debt Securities as executed and delivered
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December 3, 2002
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are as described in the Registration Statement, the Prospectus and the related
Prospectus Supplement(s), (ii) the Debt Securities as executed and delivered do not violate any law applicable to AWNA or result in a default under or breach of any agreement or instrument binding upon AWNA, (iii) the Debt Securities as executed and delivered comply with all requirements and restrictions, if any, applicable to AWNA, whether imposed by any court or governmental or regulatory body having jurisdiction over AWNA and (iv) the Debt Securities are then issued and sold as contemplated in the Registration Statement, the Debt Securities will constitute valid and legally binding obligations of AWNA, enforceable against AWNA in accordance with the terms of the Debt Securities.

                  (4) When (a) the Depositary Shares have been duly executed and delivered in accordance with applicable law, and upon adoption by the Board of Directors of the applicable Registrants of a resolution in form and content as required by the Delaware GCL and upon issuance and delivery of and payment for the Depositary Shares in the manner contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and by such resolution, and (b) the Registration Statement and any required post-effective amendment thereto and any and all Prospectus Supplement(s) required by applicable laws have all become effective under the Securities Act, and assuming that (i) the terms of the Depositary Shares as executed and delivered are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s),
(ii) the Depositary Shares as executed and delivered do not violate any law applicable to such Registrants or result in a default under or breach of any agreement or instrument binding upon such Registrants, (iii) the Depositary Shares as executed and delivered comply with all requirements and restrictions, if any, applicable to such Registrants, whether imposed by any court or governmental or regulatory body having jurisdiction over such Registrants and
(iv) the Depositary Shares are then issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), the Depositary Shares will constitute valid and legally binding obligations of such Registrants, enforceable against such Registrants in accordance with their terms.

                  (5) When (a) the Warrants have been duly executed and delivered in accordance with applicable law, and upon adoption by the Board of Directors of the applicable Registrants of a resolution in form and content as required by the Delaware GCL and upon issuance and delivery of and payment for the Warrants in the manner contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and by such resolution, and
(b) the Registration Statement and any required post-effective amendment thereto and any and all Prospectus Supplement(s) required by applicable laws have all become effective under the Securities Act, and assuming that (i) the terms of the Warrants as executed and delivered are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), (ii) the Warrants as executed and delivered do not violate any law applicable to such Registrants or result in a default under or breach of any agreement or instrument binding upon such Registrants, (iii) the Warrants as executed and delivered comply with all requirements and restrictions, if any, applicable to such Registrants, whether imposed by
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Allied Waste North America, Inc.
December 3, 2002
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any court or governmental or regulatory body having jurisdiction over such
Registrants and (iv) the Warrants are then issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), the Warrants will constitute valid and legally binding obligations of such Registrants, enforceable against such Registrants in accordance with their terms.

                  (6) When (a) the Stock Purchase Contracts have been duly executed and delivered in accordance with applicable law, and upon adoption by the Board of Directors of the applicable Registrants of a resolution in form and content as required by the Delaware GCL and upon issuance and delivery of and payment for the Stock Purchase Contracts in the manner contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and by such resolution, and (b) the Registration Statement and any required post-effective amendment thereto and any and all Prospectus Supplement(s) required by applicable laws have all become effective under the Securities Act, and assuming that (i) the terms of the Stock Purchase Contracts as executed and delivered are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), (ii) the Stock Purchase Contracts as executed and delivered do not violate any law applicable to such Registrants or result in a default under or breach of any agreement or instrument binding upon such Registrants, (iii) the Stock Purchase Contracts as executed and delivered comply with all requirements and restrictions, if any, applicable to such Registrants, whether imposed by any court or governmental or regulatory body having jurisdiction over such Registrants and (iv) the Stock Purchase Contracts are then issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), the Stock Purchase Contracts will constitute valid and legally binding obligations of such Registrants, enforceable against the Registrants in accordance with their terms.

                  The opinions set forth in paragraph 3 above are subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, reorganization, moratorium, fraudulent transfers and obligations or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, regardless of whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought; (iii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of, or contribution to, a party with respect to a liability where such indemnification or contribution is contrary to public policy; (iv) we express no opinion concerning the enforceability of any waiver of rights or defenses with respect to stay, extension or usury laws; and (v) we express no opinion with respect to whether acceleration of Debt Securities may affect the collectibility of any portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon.

                  We have not been requested to express, and with your knowledge and consent, do not render any opinion as to the applicability to the obligations of the Registrants under any
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Allied Waste North America, Inc.
December 3, 2002
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indenture and the Securities of Sections 547 and 548 of the United States
Bankruptcy Code or applicable state law (including, without limitation, Article 10 of the New York Debtor and Creditor Law) relating to preferences and fraudulent transfers and obligations.

                  We assume for purposes of this opinion that the Trustee for each applicable Indenture is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Trustee is duly qualified to engage in the activities contemplated by the applicable Indenture; that the applicable Indenture has been duly authorized, executed and delivered by the Trustee and constitutes a legal, valid and binding obligation of the Trustee, enforceable against the Trustee in accordance with its terms; that the Trustee is in compliance, generally and with respect to acting as Trustee under the applicable Indenture, with all applicable laws and regulations; and that the Trustee has the requisite organizational and legal power and authority to perform its obligations under the applicable Indenture.

                  We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus included therein.

                  This opinion is rendered only to you and is solely for your benefit in connection with the transactions covered hereby. This opinion may not be relied upon by you for any other purpose, or furnished to, quoted to, or relied upon by any other person, firm or corporation for any purpose, without our prior written consent.

                                        Very truly yours,


                                        /s/ Latham & Watkins